                                                              Exhibit 2(k)(ix)

                             AGREEMENT OF AMENDMENT

                                                    Dated as of October 15, 2004

     Reference is made to that certain Revolving Credit and Security Agreement dated as of October 23, 1998 (as from time to time amended, the "Credit Agreement") among Managed High Yield Plus Fund Inc. (the "Borrower"), CRC Funding, LLC (formerly Corporate Receivables Corporation), Citibank, N.A. (the "Secondary Lender") and Citicorp North America, Inc., as agent (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

     The parties hereto agree that, effective as of the date hereof, the definition of the term "Maturity Date" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the date "October 15, 2005" set forth in clause (ii) therein with the date "October 13, 2006".

     The parties hereto agree that, effective as of the date hereof, the definition of the term "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "October 15, 2004" set forth therein with the date "October 13, 2005".

     The parties hereto agree that, effective as of the date hereof, Section
9.02 of the Credit Agreement shall be amended to replace the information set forth therein with respect to the Borrower with the following:

          "If to the Borrower:               Managed High Yield Plus Fund Inc.
                                               51 West 52nd Street
                                               New York, New York 10019
                                               Attention: Thomas Disbrow
                                               Telephone: (212) 882-5225
                                               Facsimile: (212) 882-5612

                     With a copy to          UBS Global Asset Management
                                               51 West 52nd Street
                                               New York, New York 10019
                                               Attention: Keith Weller
                                               Telephone: (212) 882-5576
                                               Facsimile: (212) 882-5472"

     The Borrower represents and warrants to the Agent, the Lender and the Secondary Lender that immediately after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All references in any Program Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement, as amended hereby, is in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITICORP NORTH AMERICA, INC.,              CITIBANK, N.A.,
as Agent                                   as Secondary Lender


                                           By: Derek L. Riddick
                                              Name: Derek L Riddick
                                              Title: Vice President

CRC FUNDING, LLC                           MANAGED HIGH YIELD PLUS FUND INC.,
By: Citicorp North America, Inc.,          as Borrower
       as Attorney-in-Fact


By: /s/ Derek L. Riddick                   By: /s/ Thomas Disbrow
    Name: Derek L Riddick                  Name: Thomas Disbrow
    Title:Vice-President                   Title: Vice President & Treasurer


                                           By: Joseph A. Varnas
                                              Name: Joseph A. Varanas
                                              Title: President

                                        3